EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Daniel Schmidt, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BBCMS Mortgage Trust 2017-C1  (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Wells Fargo Bank, National Association, as Master Servicer prior to March 1, 2025, Trimont LLC, as Master Servicer on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Wolfchase Galleria Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Wolfchase Galleria Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Wolfchase Galleria Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Wolfchase Galleria Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Wolfchase Galleria Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Wolfchase Galleria Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Midwest Industrial Portfolio Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Midwest Industrial Portfolio Mortgage Loan on and after March 1, 2025, LNR Partners, LLC, as Special Servicer for the Midwest Industrial Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Midwest Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Midwest Industrial Portfolio Mortgage Loan, BellOak, LLC, as Operating Advisor for the Midwest Industrial Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Midwest Industrial Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Midwest Industrial Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the State Farm Data Center Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the State Farm Data Center Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the State Farm Data Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the State Farm Data Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the State Farm Data Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the State Farm Data Center Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for The Summit Birmingham Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for The Summit Birmingham Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for The Summit Birmingham Mortgage Loan, Wilmington Trust, National Association, as Trustee for The Summit Birmingham Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for The Summit Birmingham Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for The Summit Birmingham Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for The Summit Birmingham Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for The Summit Birmingham Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Connecticut Financial Center Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Connecticut Financial Center Mortgage Loan on and after March 1, 2025, Greystone Servicing Company LLC (as successor to C-III Asset Management LLC), as Special Servicer for the Connecticut Financial Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Connecticut Financial Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Connecticut Financial Center Mortgage Loan, BellOak, LLC, as Operating Advisor for the Connecticut Financial Center Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for the Connecticut Financial Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Connecticut Financial Center Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Center West Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Center West Mortgage Loan on and after March 1, 2025, Greystone Servicing Company LLC (as successor to C-III Asset Management LLC), as Special Servicer for the Center West Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Center West Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Center West Mortgage Loan, BellOak, LLC, as Operating Advisor for the Center West Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Center West Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Center West Mortgage Loan.

Dated: March 16, 2026

/s/ Daniel Schmidt

Daniel Schmidt

Chief Executive Officer

(senior officer in charge of securitization of the depositor)